UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2011
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.
On October 11, 2011, Tesoro Panama Company, S.A. (“TPSA”), a directly and wholly-owned subsidiary of Tesoro Corporation (the “Company”), entered into (i) an amended and restated uncommitted revolving credit agreement (the “Credit Agreement”) with BNP Paribas, as administrative and syndicating agent, the lenders party thereto and BNP Paribas Securities Corp, as arranger and (ii) amendment number three, dated as of October 11, 2011, by and among TPSA, BNP Paribas (Suisse) SA, as administrative agent and arranger, and the lenders party thereto, to its uncommitted letter of credit facility agreement dated October 18, 2010 (as amended to date, the “Letter of Credit Agreement,” and collectively with the Credit Agreement, the “Facility Agreements”). The Facility Agreements are 364-day facilities that are “non-recourse” to the Company, meaning that only TPSA is liable to reimburse the lenders for any borrowed amounts or interest thereon. Neither the Company nor any of its subsidiaries, other than TPSA, are borrowers or guarantors under the Facility Agreements. This summary of the material terms of the Facility Agreements is qualified in its entirety by reference to the Facility Agreements, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.
The Company formed TPSA to further utilize its pipeline and tank assets in Panama by enhancing strategic partnerships, developing economies of scale around freight and storage opportunities, expanding global commercial relationships and evaluating opportunities to source crude from alternative supply markets for trade or transportation.
The Facility Agreements will provide for (a) up to $350 million in an uncommitted, senior-secured revolving credit facility (“Facility A”) available for revolving loans, swing line loans, daylight overdraft loans and the issuance on an uncommitted basis of letters of credit (“LCs”) and (b) up to $150 million in an uncommitted, senior-secured facility (“Facility B”) available for Trade LCs. Facilities A and B are each available on an uncommitted basis subject to the applicable facility maximum amount and collateral pool (at closing the Combined Facility Maximum Amount was $500 million comprised of $350 million for Facility A and $150 million for Facility B).
The Facility Agreements include an accordion feature which permits TPSA to increase the combined facilities up to $700 million, provided that the Facilities A and B maximum amounts do not exceed $550 million and $150 million, respectively.
Under the Credit Agreement, each extension of credit will bear interest, at the following rates per annum:
(i) If such extension of credit is a Revolving Loan, TPSA may select between an Eurodollar Rate plus an applicable margin (currently 2.75%), or an Alternative Base Rate (currently 1.75%).

(ii) If such extension of credit is a Daylight Overdraft Loan or Swing Line Loan, the Alternative Base Rate plus the Applicable Margin plus 0.50% per annum.
If an extension of credit is a Letter of Credit, TPSA will pay letter of credit fees of (i) 1.75% per annum of the face amount of Trade Letters of Credit, and (ii) 2.75% per annum of the face amount of Long Term Letters of Credit or Performance Letters of Credit.

The Credit Agreement contains the following default financial covenants:
 (i) The leverage ratio must be less than or equal to 10:1.
(ii) The Company must maintain a Minimum Adjusted Tangible Net Worth, based on the Combined Facility Maximum Amount (currently $50 million).
(iii) The Company must maintain Minimum Adjusted Net Working Capital, based on the Combined Facility Maximum Amount (currently $50 million).
(iv) The Company must maintain inventory levels below certain thresholds depending on the Combined Facility Maximum Amount (currently 4 million barrels).
The Facility Agreements also contain customary representations, warranties, indemnities, affirmative and negative covenants, events of default and remedies provisions. The identity of each party to the Facility Agreements is set forth on the signature pages thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information under Item 1.01 is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
  (d)   Exhibits.

10.1
Amended and Restated Uncommitted Revolving Credit Agreement dated as of October 11, 2011 among Tesoro Panama Company, S.A. as Borrower, certain lenders listed on the signature pages, as Lenders, and BNP Paribas, as Administrative Agent, Collateral Agent, Letter of Credit Issuer, Swing Line Lender and Daylight Overdraft Bank.

10.2
Uncommitted Letter of Credit Facility Agreement dated as of October 18, 2010, among Tesoro Panama Company, S.A. as Borrower, BNP Paribas (Suisse) SA, as administrative agent and arranger, and the lenders party thereto, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 17, 2011

TESORO CORPORATION
By:	/s/ G. SCOTT SPENDLOVE
G. Scott Spendlove
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

10.1
Amended and Restated Uncommitted Revolving Credit Agreement dated as of October 11, 2011 among Tesoro Panama Company, S.A. as Borrower, certain lenders listed on the signature pages, as Lenders, and BNP Paribas, as Administrative Agent, Collateral Agent, Letter of Credit Issuer, Swing Line Lender and Daylight Overdraft Bank.

10.2
Uncommitted Letter of Credit Facility Agreement dated as of October 18, 2010, among Tesoro Panama Company, S.A. as Borrower, BNP Paribas (Suisse) SA, as administrative agent and arranger, and the lenders party thereto, as amended.

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